ASSET PURCHASE AGREEMENT
                                  By and Among
                           CORPORATE COMMISSION OF THE
                        MILLE LACS BAND OF OJIBWE INDIANS

                                       and
                           CASINO RESOURCE CORPORATION
                                       and
                           CASINO BUILDING CORPORATION

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 29th day of June, 1998, by and among the CORPORATE COMMISSION OF THE MILLE LACS BAND OF OJIBWE INDIANS (the "Purchaser"), a corporate body politic of the Mille Lacs Band of 0jibwe Indians, a federally recognized tribal government, CASINO RESOURCE CORPORATION, a Minnesota corporation ("CRC"), and CASINO BUILDING CORPORATION, a Minnesota corporation (together CRC and CBC are referred to as the "Seller").

                                    RECITALS

      A. The Seller is in the business of developing and managing hotels, and on or about May 20, 1994 completed the construction of the GRAND HINCKLEY INN (the "Hinckley Hotel") located in Hinckley, Minnesota pursuant to a Hotel Development Agreement dated July 23, 1993 between Grand Casinos, Inc. ("GCI") and CRC (the "Hotel Development Agreement"). The Seller currently owns, operates and manages the Hinckley Hotel (the "Business").

      B. The land upon which the Hinckley Hotel is located is currently owned by Hinckley Holding Company ("HHC") and the Purchaser owns, one hundred percent (100%) of all of the outstanding shares of the capital stock of HHC. CBC, a wholly-owned subsidiary of CRC, currently leases from HHC the land on which the Hinckley Hotel is located pursuant to a Lease dated August 11, 1993 between GCI and CBC, as amended by that certain Amendment to Ground Lease dated April 5, 1994 (the "Business Lease"). HHC has succeeded to the interests of GCI under the Business Lease.

      C. Also pursuant to the Hotel Development Agreement, the Purchaser, the Seller and GCI entered into a Marketing Enhancement and Purchase/Put Option Agreement dated August 11, 1993, as amended by a first amendment executed in September, 1993 and a second amendment executed in October, 1993 (the "Marketing Agreement"), for the purpose of enhancing the Purchaser's and GCI's efforts to advertise, market and promote the Grand Casino Hinckley gaming establishment owned and operated by the Purchaser and located on property situated near the Hinckley Hotel (the "Casino").

      D. Subject to the terms and conditions contained in this Agreement, the parties desire that the Purchaser purchase, and the Seller sell, substantially all of the assets of the Seller related to the Business. In consideration thereof, the Seller and the Purchaser desire to make the covenants, conditions, representations, and warranties provided for herein.

      E. The parties have recently settled a dispute which arose under the Marketing Agreement with respect to the amounts of previous and current
"Windfall Payments" (as that term is defined in the Marketing Agreement) the Seller was required to pay to the Purchaser (the "Dispute"). In settlement of the Dispute, the Purchaser agreed to accept $100,000 from the Seller in full satisfaction of the Dispute. In lieu of a $100,000 cash payment, the Purchaser has agreed to a reduction in the previously agreed purchase price for the assets of the Hinckley Hotel from $5,500,000 to $5,400,000.

                                      (2)

      NOW, THEREFORE, in consideration and reliance on the representations, warranties, covenants, and agreements contained herein, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

1.    Closing Transactions.

      1.1. Transfer of Assets. Concurrently with die assumption of the liabilities contemplated by Section 2, at the Closing (as defined below) (i) the Seller shall assign, transfer, and deliver to the Purchaser, and the Purchaser shall receive from the Seller, all of the Purchased Assets (as defined below), but not the Retained Assets (as defined below), which shall be retained by the Seller and not be transferred or conveyed pursuant to this Agreement; and (ii) the Purchaser shall deliver the Closing Cash Purchase Price (as defined below) to the Seller as provided in Section 2.2.

      1.2. Purchased Assets. The "Purchased Assets" means all of the assets and property of the Seller (to the extent such assets and property exist), real or personal, tangible or intangible, wherever located, used or useful in connection with the Hinckley Hotel as of the Closing Date, other than the Retained Assets, including, without limitation, all of the Seller's right, title, and interest in, to, and under the following:

            (a) all inventory of goods held for resale or used in connection with the Hinckley Hotel (the "Inventory");

            (b) all advance deposits paid relative to the Hinckley Hotel and all amounts paid for gift certificates purchased for the Hinckley Hotel for use after noon on the Closing Date;

            (c)   all  real  property  and  leasehold  interests,  improvements, buildings, and fixtures thereon and interests therein, any prepaid, rent, security deposits and options to renew or purchase thereunder, used or useful in connection with the Hinckley Hotel, including, without limitation, the real property and leasehold interests described on Schedule 1.2(c);

            (d) to the extent such items are located in,, on or about the Hinckley Hotel as of the Closing Date, all furniture, fixtures and equipment ("FF&F") constituting a part of or utilized in connection with the Hinckley Hotel, including, but not limited to, all beds, mattresses, color television sets, radios, VCRs, chairs, tables, carpeting, furnishings, art and decor items, mirrors, accent pieces, wall coverings, drapes, curtains, sheets, blankets, towels and other linens, lamps and light fixtures, vacuums, and other cleaning apparatus, tools, restaurant, bar and banquet equipment, engineering equipment, carts, lawn and gardening equipment, material, cargo and luggage handling equipment, office equipment, computer hardware and software, telephone systems and telephones, file cabinets, safes, signs, fittings, machinery, boilers, heating and cooling systems, chinaware, glassware, utensils, silver, silverware, uniforms, equipment and furniture in storage, tools, appliances, wires and pictures, rugs,

                                      (3)
                  kitchen equipment, supplies including hotel, restaurant and bar operating supplies and cleaning supplies and materials whether in sealed or broken packages, fuel, and all other hotel service equipment or other personal property not included in Inventory required for operation of the Hinckley Hotel and its components, or any portion of the Hinckley Hotel irrespective of whether any of said items are owned or leased by Seller all as set forth in Schedule 1.2(d);

            (e)   all   office  and  other   supplies,   tools,   spare   parts,
                  advertising, and promotional materials used or useful in connection with the Hinckley Hotel;

            (f) all rights of the Seller under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors in connection with the products sold to or services provided to the Seller, or affecting any property heretofore described;

            (g) all common law and unregistered trademarks and copyrights, logos, service marks, trade dress, trade names and copyrightable marketing and other material used in connection with the Hinckley Hotel, including, without limitation, all rights in the name and servicemark "Grand Hinckley Inn" (the "Trademarks and Copyrights");

            (h) all processes, formulae, discoveries, improvements, trade secrets, technical information and know-how, confidential and non-confidential, which is used or held for use by or on behalf of the Seller in connection with the Hinckley Hotel, including, without limitation, all computer software, software licenses, patterns, plans, designs, research data, trade secrets and other proprietary know-how, formulae and manufacturing, sales, service or other processes, operating manuals, drawings, technology, equipment and parts lists (with related descriptions and instructions), manuals, data, records, procedures, product packaging instructions, product specifications, analytical methods, sources and specifications for raw materials, toxicity and general health and safety information, environmental compliance and regulatory information, research and development records and reports and other documents relating to the foregoing, and all licenses, approvals, authorizations or other rights to use intellectual property rights of others (collectively, the "Technology");

            (i) all rights in and under agreements to which the Seller is a party relating to the Hinckley Hotel, instruments, leases for personal property, customer contracts, marketing agreements and other agreements used or useful in connection with the Hinckley Hotel, including, without limitation, the agreements described on Schedule 1.2(i);

            (j) all transferable licenses and other governmental authorizations used or use or in connection with the Hinckley Hotel, including, without limitation, the licenses and authorizations described on Schedule 1.2 (j);

                                      (4)

            (k) all manufacturer's, supplier's, contractor's and seller's warranties made to the Seller in connection with the Hinckley Hotel, or affecting the property, machinery or equipment used by the Seller at the Hinckley Hotel;

            (l) blueprints, instruction manuals, maintenance manuals, reports and similar documents used or useful in, connection with the Hinckley Hotel;

            (m) all right, title and interest of the Seller in and to all business information and related books and records used by the Seller in the operation of the Hinckley Hotel, including, but not limited to, unaudited Balance Sheets and Income Statements prepared for the Hinckley Hotel, all daily revenue activity reports, all general ledger activity reports, files, computer data, computer discs and tapes, invoices, credit and sales records, personnel records (subject to applicable law), payroll, current and former customer lists (including customer contracts and agreements), current and former supplier lists (including supplier cost information), manuals, drawings, business plans and other plans and specifications, sales literature, current price lists and discounts, promotional signs and literature, marketing and sales programs, manufacturing and quality control records and procedures and any other files and records relating to the Hinckley Hotel, whether or nor held by the Seller or a third party (collectively, the "Business Information"); provided, however, that the Seller shall not have to provide Purchaser with any Business Information related to the Hinckley Hotel to the extent such Business Information has been or is consolidated in the Seller's records; and provided further, that both Seller and Purchaser shall have the right. to request from the other party access to, and the right to copy, any documents and records held by the other party which relate to the Hinckley Hotel (whether or not consolidated) if such requesting party can demonstrate to the party holding such documents and records a legitimate need to have access to such documents or records;

            (n) all right, title and interest in and to all of the Seller's permits, licenses, filings, authorizations, approvals or indicia of authority (and any pending applications therefor), to operate the Hinckley Hotel as presently operated; and

            (o) all goodwill of the Seller arising out of or associated with the Hinckley Hotel.

      1.3. Retained Assets. The "Retained Assets" means (i) the Seller's rights under this Agreement; and (ii) the credit card machines located on the premises of the Hinckley Hotel.

2.    Assumption of Liabilities: Purchase Price, Allocations.

      2.1. Assumption of Liabilities. Only certain specified debts, liabilities, commitments, and obligations incurred by the Seller in the ordinary and normal course of business shall be assumed by the Purchaser as follows:

                                       (5)

            (a) Assumed Liabilities. At the Closing, the Purchaser shall assume from the Seller only the "Assumed Liabilities," which shall consist solely of the operating obligations of the Business listed on Schedule 2.1(a). The Assumed Liabilities shall at all times specifically exclude, and the Purchaser shall specifically not assume or in any way be responsible or liable for and the Purchased Assets shall not be subject to, all indebtedness for income taxes and borrowed money, or any debts, liabilities, commitments, and obligations not disclosed on Schedule 2.1(a).

            (b) Liabilities Not Assumed. Except only for those debts, liabilities, commitments, and obligations of the Seller which are expressly assumed by the Purchaser as of noon on the Closing pursuant to Section 2.1(a), the Purchaser shall not assume, nor shall it be liable or obligated in any way for any debts, liabilities, commitments, and/or obligations of the Seller of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected (the "Retained Liabilities").

      2.2. Purchase Price. In full consideration for the Purchased Assets and all of the covenants, conditions, representations, and warranties of the Seller, and in addition to the assumption of the Assumed Liabilities by the Purchaser and the covenants, conditions, representations, and Warranties of the Purchaser, the Purchaser shall pay by wire transfer on the Closing Date an aggregate purchase price (the "Purchase Price") of Five Million Four Hundred Thousand Dollars ($5,400,000) (the "Closing Cash Purchase Price" or the "Cash Purchase Price") to Commonwealth Land Title Insurance Company (the "Escrow Agent") which shall act as an escrow agent for the receipt and disbursement of the Cash Purchase Price in accordance with
            Section 2.3.

      2.3. Third Party Payments. Seller and Purchaser each hereby appoint the Escrow Agent for the purpose of disbursing the Cash Purchase Price in accordance with the escrow instruction letter attached hereto as
            Exhibit 2.3, (the "Escrow Instruction Letter"). Seller and Purchaser agree that the Cash Purchase Price shall be deposited with the Escrow Agent: for disbursement to Seller after deduction has been made for payment to certain third-parties in accordance with the Escrow Instruction Letter, including, but not limited to the fall payment of and release of those Mortgages land other liens and encumbrances set forth in the Escrow Instruction Letter. Seller shall pay, in accordance with the Escrow Instruction Letter, all ad valorem taxes and special assessments payable therewith in the year of the Closing Date, adjusted and prorated as of noon on the Closing Date on a calendar year basis, such that Seller shall have paid its prorated share for the period from and after January 1, 1998 through and including June 29, 1998. The Seller shall no longer be responsible for any real estate taxes and special assessments due and payable after noon on the Closing Date.

      2.4. Closing Adjustments. The following closing adjustments shall be made either on the Closing Date or, if the necessary information is not available on the Closing Date as soon as reasonably possible after the information necessary to calculate them is known, and the net amount of the such closing adjustments, unless otherwise set

                                      (6)
            forth in this Section 2.4, shall be paid by the Purchaser by a wire transfer to the Seller:

            (a) Marketing Enhancement Payment. Purchaser shall pay to Seller the "Marketing Enhancement Payment" (as defined in the Marketing Agreement) owing through noon on the Closing Date (that is, the last Marketing Enhancement Payment shall be made relative to customers of the Hinckley Hotel renting rooms the night that includes the Closing Date).

            (b) Uncollected Revenues. Purchaser shall pay to Seller all uncollected but earned (i) hotel room revenues through and including noon on the Closing Date, and (ii) vending machine remittances through and including noon on the Closing Date.
                  Schedule 2.4(b) contains a complete and accurate list of all uncollected and earned revenues related to the Business as of noon on the Closing Date.

            (c) Gift Certificates and Advance Deposits. Seller shall pay to the Purchaser the total amount of revenue collected for gift certificates and advance deposits which have not been redeemed as of noon on the Closing Date.

      2.5. Allocations. All parties acknowledge and agree that the assumption of liabilities and obligations of the Seller pursuant to Section 2.1(a), together with the payment of the Cash Purchase Price pursuant to Section 2.2, shall be allocated among the Purchased Assets in accordance with Exhibit 2.5. All parties agree to use the allocations contained in this Section 2.5 for all purposes, including preparing and filing any applicable tax returns and forms.

3. The Closing. The parties shall hold the closing of the transactions contemplated by this Agreement (the "Closing") on or before June 30, 1998 at 9:00 a.m., Minneapolis, Minnesota time, at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Minneapolis, Minnesota 55402 or whatever other time, date or place the parties shall mutually agree (the "Closing Date"); unless this Agreement is terminated and the transactions contemplated hereby abandoned pursuant to Section 14 hereof. At the Closing, the Seller shall execute and deliver to the Purchaser a bill of sale in the form attached hereto as Exhibit 3.1, (the "Bill of Sale"), a Lease Termination Agreement between HHC and CBC terminating the Business Lease in the form attached hereto as Exhibit 3.2, (the "Lease Termination Agreement"), an Easement Termination Agreement by and among CBC, GC1 and HHC in the form attached hereto as Exhibit 3.3 (the "Easement Termination Agreement") and a Mutual Release by and among Seller, purchaser, GCI and Casino Property Management, Inc. ("CPMI") in the form attached hereto as Exhibit 3.4 (the "Mutual Release"), together with all other documents or instruments as may reasonably be deemed necessary or appropriate by the Purchaser or its counsel in order to effectively transfer title to the Purchased Assets to the Purchaser in accordance-with the provisions of this Agreement; the Purchaser shall deliver to the Seller the Cash Purchase Price, an Assignment and Assumption Agreement in the form attached hereto as Exhibit 3.5 evidencing the assignment to, and Purchaser's assumption of, the Assumed Liabilities (the "Assignment and Assumption Agreement"), the Lease Termination Agreement, and the

                                      (7)

      Mutual Release, together with all other documents or instruments as may reasonably be deemed necessary or appropriate by the Seller or its counsel in order to effectuate the assumption of the Assumed Liabilities by the Purchaser in accordance with the provisions of this Agreement. Upon such delivery of the foregoing documents (i) all right, title, and interest in and to, and ownership and possession of, the Purchased Assets shall be transferred to and shall vest in the Purchaser, and (ii) the Assumed Liabilities shall be assumed by the Purchaser.

4. Representations and Warranties of the Seller. Except as set forth in the Disclosure Schedule attached hereto as Schedule 4, the Seller represents, warrants, and agrees with Purchaser that, at and as of the date of this Agreement and at and as of the Closing Date, the following statements shall be true in all respects:

      4.1. Ownership and Delivery of Purchased Assets and Execution and Effect of Agreement. The Seller has the fall right, power, and authority to enter into and to perform this Agreement and all other agreements, certificates, and documents executed or delivered, or to be i executed or delivered, by it in connection with this Agreement (collectively, with this Agreement, the "Seller's Documents"). On the date hereof, the Seller has, and on the Closing Date the Seller will have, the full right, power, and authority to sell, assign, transfer, and deliver the Purchased Assets, Except as set forth on the Disclosure Schedule, the Seller will convey to the Purchaser on the Closing Date lawful, valid, and, in the case of Inventory, FF&E and other tangible personal property, marketable title, to the Purchased Assets, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements, or claims of any kind whatsoever ("Claims"). This Agreement has been duly authorized, executed, and delivered by the Seller, and the Seller's Documents are (or when executed and delivered will be) legal, valid, and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies. The authorization, execution, delivery, and performance of the Seller's Documents and Seller's consummation of the transactions as contemplated by the Seller's Documents do not and will not violate, conflict with, result in the breach of or constitute a default under, require any notice pr consent under, accelerate the performance required by, or give rise to a right of termination of any terms or provisions of any agreement, instrument, or writing of any nature to which the Seller is a party or is bound and which relates to the Hinckley Hotel, other than purchase and sales orders entered into by the Seller in the ordinary course of business.

      4.2. Organization, Good Standing, Authority. CRC and CBC are corporations duly organized, validly existing, and in good standing under the laws of the State of Minnesota and both have full corporate power and authority to own and lease their respective assets and properties !and to conduct their businesses as they are now being conducted. The copies of the Articles of Incorporation (which include all amendments thereto and restatements thereof) of CRC and CBC, respectively, as certified by the Secretary of State of the State of Minnesota, and the Bylaws of CRC

                                      (8)
            and CBC, respectively, as certified by the Secretary of the Seller, previously delivered to, the Purchaser are correct and complete.

      4.3.  Intentionally Left Blank.

      4.4. Financial Statements, Closing Financial Condition. Schedule 4.4 contains a true and complete copy of (i) audited consolidated (with
            CBC) balance sheets of CRC as of September 30, 1997, 1996, 1995, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for each of the respective fiscal years then ended, and the report thereon of BDO Seidman, LLP, the Company's independent certified public accountant (the "Audited Balance Sheets") (ii) the unaudited consolidated (with CBC) balance sheets of CRC as of March 31, 1998 (the "Unaudited Balance Sheet");
            (iii) the unaudited balance sheet of the Hinckley Hotel as of May 30, 1998; and (iv) the unaudited income statements of the Hinckley Hotel for the period May 30, 1994 through May 30, 1998. The aforesaid financial statements and notes (i) are in accordance with the books and records of Seller and have been prepared on a consistent basis in all material respects for all periods presented, and (ii) fairly present the financial condition of CRC (on a consolidated basis) as of the respective dates thereof, and the results of operations, changes in stockholders' equity and changes in cash flow for the periods then ended, all in accordance with generally accepted accounting principles ("GAAP"), subject, in the case of the interim financial Statements, to normal recurring year end adjustments and the absence of a full set of notes. The financial statements referred to in this Section 4.4 reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements.

      4.5. Liabilities. All known liabilities Of the Seller (whether accrued, unmatured, contingent, or otherwise, and whether due or. to become due) relative to the Business are set forth or adequately reserved against in the Unaudited Balance Sheet to the extent such liabilities would be required under GAAP to be set forth in the Unaudited Balance Sheet, except for liabilities incurred since the date thereof in the ordinary course of business as theretofore conducted, which are not materially adverse to the operations or prospects of the Business. The indebtedness and other liabilities of the Seller relative to the Business have not been guaranteed or assumed by any other person. Schedule 4.5 accurately identifies and describes each debt, liability, commitment, and other obligation of the Seller relative to the Business of the types specified in the first sentence of Section 2.1 as of the date of this Agreement (including, without limitation, the name of each creditor, the amount of each debt, liability, commitment, and obligation, other than trade payables incurred in the ordinary and normal course of the Business for which invoices have not been received as of the date hereof and excluding obligations of the Seller for borrowed money or income taxes).

      4.6. No Material Adverse Change. Since the date of the past Audited Balance Sheet, the Seller has operated the Business diligently and only in the ordinary course of business as theretofore conducted, and there has been no: (i) material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial

                                      (9)
            condition, or prospects of the Seller; (ii) property damage or destruction resulting in a loss or cost to the Seller of more than $50,000 in the aggregate, whether or not covered by insurance; (iii) notice, inquiry or request for information relating to any alleged liability or responsibility under, or in violation of any law, regulation, or rule related to Hazardous Substances, Oils, Pollutants or Contaminants (as defined below) and none have been threatened, or (iv) act or omission which, if taken or omitted after the date of this Agreement and before the Closing would conflict with Section 6.2, except for matters under 6.2 (v) which are disclosed in this Agreement or a Schedule to this Agreement. There is no fact known to the Seller that materially adversely affects, or in the future will :materially adversely affect, the Purchased Assets, Assumed Liabilities and the prospect or condition of the Business.

      4.7. Taxes. The Purchaser will not incur or be obligated for, nor will the Purchased Assets be subject to, any sales, use, or other tax or excise resulting from the acquisition of the Purchased Assets, and all of such taxes shall be paid by the Seller. The Seller has not failed to file any report or return with respect to the Business that may be required to be filed under any law or regulation of the United States or any foreign country or political subdivision thereof. The Seller has duly accrued on its ;books of account and paid when due all taxes, duties and charges required pursuant to such reports and returns or assessed against the Business. The Seller, after the Closing Date and from the Cash Purchase Price, shall pay any transfer sales, purchase, use or similar taxes under the laws of any nation, state, county, city, or political subdivision thereof, payable as a result of the transactions contemplated hereby.

      4.8. Title: Condition of Purchased Assets, Absence of Encumbrances. The Seller owns, leases or otherwise has the legal right to use and transfer all of the Purchased Assets. The FF&E, Inventory and other assets included in, the Purchased Assets are suitable for the uses in which they are currently employed and are free from any material defects, subject to ordinary wear and tear. The Seller has good and, in the case of Inventory, FF&E and other tangible personal property, marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets used in connection with the Hinckley Hotel (whether real or personal, tangible or intangible), including, without limitation, the Purchased Assets, in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims, and encumbrances of any kind whatsoever, except as may be set forth in Schedule 4.8 and except for liens for current taxes and assessments not yet due and payable. All assets, properties, and rights relating to the Business are held by, and all agreements, obligations and transactions relating to the Business have been entered into, incurred, and conducted by the Seller rather than any of its affiliates.

      4.9. Property. Schedule 1.2(d) contains a complete and correct list of all personal property owned or leased by the Seller relative to the Business and all interests therein. All such personal property, buildings, and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform in all material respects to all

                                      (10)
            applicable Legal Requirements (as defined in Section 4.20) including those relating to the environment, health and safety, land use and zoning, and all work required to be done by the Seller as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of the Seller threatened, which would affect in any material manner the use of any such property by the Seller, or following the Closing, by the Purchaser. The Seller does not own or lease any vehicles. The Seller's buildings and other structures, equipment and other assets (whether leased or owned) relative to the Business are in good operating condition and repair, subject to ordinary wear and tear, and, to the Seller's knowledge, are free from all structural and material defects, with no material maintenance, repair or replacement having been deferred or neglected, and are suitable for the intended use.

      4.10. Patents, Trademarks, and Copyrights. The Seller has no registered trademarks, service marks, trade names, brands, registered copyrights, and patents which are presently being used or have been used in the Business.

      4.11. Contracts, Leases and Commitments. The Seller has famished to the Purchaser true and complete copies of the contracts, leases, and commitments listed in Schedule 1.2(i), including summaries of the terms of any unwritten contracts, leases, or commitments. Except as set forth in the Disclosure Schedule: (1) the Seller and, to the best of the knowledge of the Seller, the other parties thereto, have complied in all material respects with such contracts, leases, and commitments, all of which are valid and enforceable and, to the best of the knowledge of the Seller, will not be adversely affected by this acquisition or the transfer in connection therewith to the Purchaser; (2) such contracts, leases, and commitments are in full force and effect and there exists no breach by the Seller thereof which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof, or give rise to any lien, claim, encumbrance, or restriction on any of the assets or properties of the Seller; and
            (3) all of such contracts, leases, and commitments have been entered into on an arm's-length basis, and none materially adversely affects the Business. The Seller is not a party, nor are any of its assets relative to the Business subject, to any contract, lease, or commitment not listed in Schedule 1.2(i) and 4.16 (including, without limitation, open purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers representative agreements, commission agreements, employment or collective bargaining agreements, pension, bonus, or profitsharing agreements, group insurance, medical: or
            other  fringe  benefit  plans,   and  leases  of  real  or  personal
            property), other than (i) contracts terminable without penalty on not more than 30 days' notice that do not involve, individually or in the aggregate, the receipt or expenditure of more than $5,000 in any one year, (ii) purchase orders or commitments of the Seller entered into in the ordinary course of business that individually do not involve more than $5,000 or that are cancelable, or (iii) sales commitments of the Seller entered into in the ordinary course of business that individually do not involve more than $5,000 or for which there is no liability for nonshipment. If any of the contracts listed in Schedule 1.2(i) should provide for expiration or be subject to termination before the Closing, the. Seller shall use its

                                      (11)
            best efforts to extend such contracts on reasonable terms in accordance with the Seller's past practice, after consultation with the Purchaser. Schedule 4.11 contains a list of the ten largest suppliers of the Seller (measured by dollar volume of purchases). The Seller is not engaged in. any material dispute with any supplier relative to the Business. No supplier of the Business has notified the Seller that it is considering termination, nonrenewal, or any adverse modification of its arrangements with the Seller, and, to the knowledge of the Seller, the transactions contemplated by this Agreement will not have a material adverse affect on the Seller's relationship, or the Purchaser's possible future relationship, with any of the suppliers of the Business.

      4.12. Inventory and FF& E. The Inventory is in good and marketable condition, does not and will not include any items which are obsolete or damaged, is salable in the normal course of business as currently conducted and is sufficient in quantity to conduct the Business as it is presently conducted. Each item of the Inventory as of the date hereof is carried on the Unaudited Balance Sheet at the lower of cost or market. The FF&E is in good and marketable condition, subject to ordinary wear and tear.

      4.13. Accounts Receivable and Payable. Schedule 4.13 is an aged list of the Accounts Receivable and Payable of the Seller relative to the Business as of May 31, 1998. The Accounts Receivable and Payable of the Seller arose in the ordinary course of business for goods or services delivered or rendered.

      4.14. Permits, Compliance with Laws. The Seller holds the governmental licenses, permits, and authorizations relative to the Business as previously listed in Schedule 1.2(j) which are valid and unimpaired, will be unaffected by a transfer of all of the Purchased Assets to the Purchaser, and constitute all of the licenses, permits, and authorizations required of the Seller for the ownership or occupancy of its properties and assets and the operation of the Business. The Business has been operated in compliance with all material laws and regulations (federal, state, local, and foreign) applicable to it, and all required material reports and filings with governmental authorities have been properly made. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Purchaser for severance pay or termination pay. Within the past four (4) years, the Seller has not entered into any agreement with, had any material dispute with, or been investigated by, any governmental authority, community group, or other third party that could restrict the operation of the Business.

      4.15. Employees. Schedule 4.15 contains a list of the names, office locations, and compensation of all full- and part-time employees of the Business, and a description of the Seller's severance pay policy with respect to such employees. To the Seller's knowledge, there have not been any efforts within the last three years to attempt to organize the employees of the Business, and no strike or labor dispute involving the Business has occurred during the last three years or, is threatened. Except as indicated on Schedule 4.15, no key employee of the Business has provided the Seller with notice that he or she is terminating his or her employment. The Seller has

                                      (12)
            complied with applicable wage and hour, equal employment, safety, and other material legal requirements relating to employees of the Business.

      4.16. Employee Benefit Plans.

            (a) Schedule 4.16 lists each employee benefit, incentive compensation, deferred compensation, equity-based compensation or perquisite plan, policy or practice covering current or former employees of Seller or their spouses, dependents or beneficiaries (a "Plan"). With respect to each Plan, Seller has made available to Purchaser the current Plan document or a complete and accurate description of the Plan.

            (b) To the Seller's knowledge, the Seller does not and could not have any liability arising directly or indirectly under
                  Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302 or Title IV of the Employee Retirement 1ncorne Security Act of 1974, as amended ("ERISA").

            (c) To the Seller's knowledge, the Seller does not and could not have any liability arising directly or indirectly to or with respect to any "multiemployer plan" within the meaning of
                  Section 4001(a)(3) of ERISA.

            (d) To the Seller's knowledge, Seller does not and could not have any, liability arising directly or indirectly in connection with any failure of Seller or any affiliate of Seller to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

            (e) Nothing has occurred or failed to occur with respect to any Plan which could result in any liability to Purchaser or any affiliate of Purchaser other than a liability expressly assumed, pursuant to this Agreement.

      4.17. Insurance. A complete and correct list of all policies of insurance of any kind or nature covering the Seller with respect to the Business, including, without limitation, policies of life, fire, theft, auto, casualty, product liability, workmen's compensation, business interruption, employee fidelity, and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage is contained in Schedule 4.17. All such policies, except as set forth on the Disclosure Schedule, (i) are in full force and effect; (ii) are sufficient for compliance with all requirements of law and of all applicable agreements; (iii) are valid, outstanding and enforceable policies; (iv) provide full insurance coverage for the assets and operations of the Seller with respect to the Hinckley Hotel for all risks normally insured against by persons carrying on the same business as the Seller with respect to the Hinckley Hotel, except for the deductibles and co-insurance provisions set forth in the policies; and (v) will be unaffected by the transfer thereof to the Purchaser, until the Closing Date. Complete and correct copies of such policies have been furnished to the Purchaser. The Seller has maintained in full force and effect through noon on the Closing Date all such policies of insurance or comparable insurance coverage. The Seller has not

                                      (13)
            been denied any insurance coverage which it has requested relative to the Business or made any material reduction in the scope or change in the nature of its insurance coverage relative to the Business. The products liability and personal injury insurance, maintained by the Seller has been on an occurrence basis during the four-year period prior to the Closing Date.

      4.18. Litigation. Except for claims of less than $5,000 in which the Seller is the plaintiff in an action for goods sold and delivered and in which there is no counterclaim, Schedule 4.18, contains a complete and correct list of all actions, suits, proceedings, claims, or governmental investigations pending or, to the best of the knowledge of the Seller, threatened against the Seller relative to the Business or any of the assets of the Business, or, in connection with the Business, or any of the Seller's officers, directors, or employees relative to the Business. Except as set forth on Schedule 4.18, neither the Seller nor, in connection with the Business, any of the Seller's officers, directors, or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other Legal Requirements (as defined below) relative to the Business. The Seller is not award of any proposed Legal Requirement that might adversely affect in any material respect the operation or prospects of the Business.

      4.19. Environmental Matters.

            (a) Since August 11, 1993, the Seller obtained all permits, licenses and other authorizations required under the Environmental Laws (as defined below) for the ownership, use and operation of each location owned, operated or leased by Seller in connection with the operation of the Business (the "Property"), all: such permits, licenses and authorizations are in effect, and no appeal or any other action is pending to revoke any such permit, license or authorization. The Seller is in full compliance with all terms and conditions of all such permits, licenses and authorizations, except for minor defects, if any, in such permits, licenses and authorizations which do not affect the operation of the Business. The Seller has listed all such permits, licenses and other authorizations, including the expiration dates of such permits, licenses and authorizations, in Schedule 4.19.

            (b) Except for incidental matters, if any, which do not affect the operation of the Business, the Seller has been, since August 11, 1993 and currently is in compliance with all Environmental Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (c)   The   Seller  has  not  made  or  been   furnished   with  any
                  environmental studies with respect to the Property, except as set forth in Schedule 4.19.

                                      (14)

            (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter existing or pending, or, to the knowledge of the Seller, threatened, relating to the Business, or any Property or facility currently owned, operated or leased, and to the knowledge of the Seller, with respect to any Property or facility previously owned, operated or leased by the Seller for use in the Business relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (e) The Seller has not released, placed, stored, buried or dumped any "Hazardous Substances, Oils, Pollutants or Contaminants" (as defined below) or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any Property formerly or currently owned, operated or leased by the Seller and used by or in connection with the Business, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release (as defined below) of any such substances into the environment), and, to the knowledge of the Seller, neither has any other Person (as defined below).

            (f) No Release or Cleanup (as defined below) has occurred since August 11, 1993 at any Property currently owned or used by the Seller relating to the Business which would be reasonably likely to result in the assertion or creation of a lien on the Property by any governmental body or agency with respect thereto, nor has any such assertion of a lien been made by any governmental body or agency with respect thereto, and to the knowledge of the Seller, no such Release or Cleanup has occurred since August 11, 1993 at any Property formerly owned or used by the Seller.

            (g) The Seller has received no notice or order from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants or Contaminants or any other waste or substance relative to the Business, and the Seller has not entered into any agreements concerning such Cleanup, nor is the Seller aware of any facts which might reasonably give rise to such notice, order or agreement.

            (h) From August 11, 1993 to the present, Seller has not placed or had placed on or in the Property any Q) underground storage tanks; (ii) asbestos; (iii) equipment using PCB's; (iv) underground injection wells; or (v) septic tanks in which process wastewater or any Hazardous, Substances, Oils, Pollutants, or Contaminants, to the knowledge of the Seller, have been disposed.

                                      (15)

            (i) The Seller has not entered into any agreement that will require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any
                  Environmental. Liabilities and Costs (as defined below) relating to the Business.

            (j) With regard to the Seller's operation of the Business, beginning as of August 11, 1993 to the present, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws as in effect on the date hereof or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which would be reasonably likely to give rise to any common law or legal liability under the Environmental Laws, or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, place of disposal, transport or handling, or the Release or threatened Release into the: indoor or outdoor environment by the Seller or a facility of the Seller while under the Seller's control, of any Hazardous Substances, Oils, Pollutants or Contaminants.

      For purposes of this Section 4.19, the following terms shall have the following meanings:

            (a) "Cleanup" means all actions required to: (i) cleanup, remove, treat or remediate Hazardous Substances, Oils.; Pollutants or Contaminants in the indoor or outdoor environment;; (ii) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment.

            (b) "Environmental Laws" means all federal, state and local laws, regulations, rules and ordinances applicable to the Seller relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting, Hazardous Substances, Oils, Pollutants or

                                      (16)

                  Contaminants,   and  all  Jaws   relating  to   endangered  or
                  threatened species of fish, wildlife and, plants.

            (c) "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expense of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or do demand, by any Person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from. environmental, health or safety conditions, the Release or threatened Release of Hazardous Substances, Oils, Pollutants or Contaminants into the environment, as a result of past or present ownership, leasing or operation of the Property.

            (d) "Hazardous Substances, Oils, Pollutants or Contaminants" means all substances defined as such in the National Oil and Hazardous Substances Pollutants Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law applicable to the Seller or the Property.

            (e) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

            (f)   "Release"  means  any  release,  spill,  emission,  discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of; any property, including the movement of Hazardous Substances, Oils, pollutants or Contaminants through or in the air, soil, surface water, groundwater of property.

      4.20. Restrictions. The authorization, execution, delivery, and performance of the Seller's Documents and the consummation of the transactions contemplated by the Seller's Documents do not and will not (1) violate any of the provisions of the Seller's Articles of Incorporation or Bylaws, as applicable, or (2) violate, or result in a breach of, conflict with, or require any notice, filing (other than applicable required tax reporting) or consent under, any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or authorization applicable to the Seller for any of its assets or the Business (collectively, "Lega1 Requirements"), or (3) result in the creation of any lien, claim, encumbrance, restriction on any of the

                                      (17)
            assets or properties of the Seller. The Seller is not a party to any non-compete or similar agreement which in any way restricts the operation of the Business.

      4.21. Transactions with Affiliates. As of the Closing Date, neither the shareholders of the Seller nor any affiliate, associate or relative of the Seller's shareholders ("Related Persons") has, any interest in any property, tangible or intangible, used in or pertaining to the Business and which has a value in excess of $5,000. As of the Closing Date, neither the Seller's shareholders nor any Related Person, has or owns or has owned of record or beneficially an equity interest or any other financial or profit interest in any person or entity which has (i) had business dealings or a material financial interest in any transaction with the Seller involving more than $5,000, or (ii) engaged in competition with the Seller in any market presently served by the Seller, except for ownership interests of less that one percent of the outstanding capital stock of any competing business which is publicly traded. Schedule 4.21 reasonably describes, as of the Closing Date, the nature and extent of any products, services, or benefits involving more than $5,000 provided to the Seller by any such Related Person and indicates whether there was a corresponding charge equal to the fair market value of such products, services or benefits.

      4.22. Books and Records. The books and, records of the Seller relative to the Business are complete and correct in all material respects and have been maintained in accordance with the Seller's past business practices.

      4.23. Improper Payments. To the Seller's knowledge, neither the Seller nor its officers have made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer, or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Seller.

      4.24. Products, Services and Warranties. Each product sold, leased, or delivered by the Seller relative to the Business, and each service provided by the Seller relative to the Business, has been in conformity with all applicable contractual commitments and all express and implied warranties, and meets or exceeds the standards required by all laws in effect at the time such product was sold, leased or delivered by the Seller, and, to the knowledge of the Seller, there is no pending legislation, ordinance or regulation, which if adopted, would have a material adverse effect upon such products and services. To the knowledge of the Seller, the Seller has no liability (and there is no basis for any present or any future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability) for replacement or repair of any such product or service or other damages in connection therewith. No such product or service relative to the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, lease or other provision. Schedule 4.24 includes copies of the standard terms and conditions of sale for the Business (containing applicable guaranty, warranty, and indemnity provisions).

                                      (18)

      4.25. Product Liability, Auto Liability and Workers' Compensation. To the knowledge of the Seller, the Seller has no liability relative to the Business not covered by insurance (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of (a) any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller relative to the Business or any services provided by the Seller relative to the Business; or (b) any injury to individuals or property as a result of the ownership or lease by the Seller of any automobile in connection with the operation of the Business. There are no open workers' compensation claims against the Seller relating to the Business, except for those previously disclosed on Schedule 4.18.

      4.26. Disclosure. The Seller has received no notice (written or oral) that any distributor, sales representative or supplier of the Business will terminate his, her or its relationship with the Seller or, as the in case may be, decrease his, her or its business with the Seller, as a result of the transactions contemplated by this Agreement or for any other reason. Schedule 4.26 sets forth a list of all suppliers of the Business as of May 20, 1998.

      4.27. Completeness of Schedules and Exhibits. To the best of the knowledge and belief of the Seller, all schedules and exhibits hereto are complete and accurate. Originals, or true and complete copies, of all documents requested by the Purchaser or other written materials underlying items listed on the schedules and exhibits that have been requested in writing by the Purchaser have been or will be promptly delivered to the Purchaser, and such documents have not been modified and will not be modified prior to the Closing Date with the Purchaser's prior written consent.

      4.28. Disclosure. No representation, warranty, or other statement by the Seller in this Agreement or in any other of the Seller's Documents contains or will contain an untrue statement of a material fact o r omit to state a material fact necessary to make such statements not misleading.

5. Representations and Warranties of the Purchaser. The Purchaser represents, warrants to, and agrees with, the Seller that, at and as of the date of this Agreement and at and as of the Closing Date, the following statements shall be true in all respects:

      5.1. Authority. The Purchaser is a corporate body politic of a federally recognized tribal government and has full legal power; and authority, to enter into this Agreement, purchase the Business and perform all of its other obligations under this Agreement. The Purchaser has taken all actions and has received all required consents and approvals which are necessary to be taken to authorize the Purchaser to execute this Agreement and to perform all of its obligations under the terms of this Agreement.

      5.2. Execution and Effect of Agreement. The Purchaser has the full right, power, and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Purchaser in connection with this Agreement (collectively, with this Agreement,

                                      (19)
            the "Purchaser's Documents"). The execution, delivery, and performance by the Purchaser, of the Purchaser's Documents have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and the Purchaser's Documents are (or when executed and delivered by the Purchaser will be) legal, valid, and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting, the enforcement of creditor's rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

      5.3. Restrictions. The authorization, execution, delivery, and performance of the Purchaser's Documents and the consummation of the transactions contemplated by the Purchaser's Documents do not and will not (1) violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which the Purchaser is a party or is bound or any of its assets or business is subject, or
            (2) violate, conflict with or result in a breach of, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or, any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration license, or authorization applicable to the Purchaser.

      5.4. Insurance. The Purchaser shall have, as of noon on the Closing Date, all policies of insurance covering the Purchaser with respect to the Business that the Seller had in force immediately prior to the
            Closing, and the Purchaser shall provide the Seller with a certificate evidencing such insurance coverage.

6.    Covenants of the Seller. The Seller covenants and agrees that:

      6.1. Access by the Purchaser. The Purchaser and its representatives and advisers have been provided full and reasonable access during normal business hours to the Seller's (to the extent that the following relate to the Hinckley Hotel) assets, premises, books and records, employees, accountants, consultants attorneys and other representatives involved in the Business including, but not limited to, the work papers and files of :the Accountants relating to the Financials or tax returns of the Seller, and the Seller has furnished the Purchaser with such information and copies of such documents as the Purchaser may reasonably have requested; provided, however, that the information requested will not affect or relieve the Seller from any obligation, representation, covenant or warranty contained in this Agreement, nor affect the Purchaser's ability to rely on such obligations, representations, covenants or warranties. The Seller shall promptly furnish to the Purchaser all financial statements of the Seller that are prepared in the ordinary course of business and relate to the Hinckley Hotel. None of the records relating in any manner to the Hinckley Hotel retained by the Seller will be destroyed by the Seller without prior written notice to the Purchaser, to enable the Purchaser to take possession of or make copies of such records. As used in this Section 6, the right of inspection includes the right to make or extract copies.

                                      (20)

      6.2. Conduct of Business. Since April 16, 1998, the Business has been conducted in the ordinary course, consistent with the past conduct of the Business, and the Seller has used its best efforts to maintain, preserve, and protect the assets and goodwill of the Seller relative to the Business. Between April 16, 1998 and the Closing, the Seller did not take or commit to take any of following actions relative to the Business, except with the prior written consent of the Purchaser: (i) amend its Bylaws or Articles of Incorporation, (ii) except as specifically contemplated hereby, incur, or perform, pay, or otherwise discharge, any obligation or liability (absolute or contingent), except for current obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iii) enter into any employment agreement with, extend any employee agreements with, become liable for any bonus, profit-sharing or incentive payment to, or increase the compensation or benefits of, any of its officers, directors, or employees, except pursuant to presently existing plans, arrangements, or agreements disclosed in this Agreement or in a schedule to this Agreement, (iv) sell, transfer, encumber, acquire or otherwise dispose of, or grant any right with respect to, any properties or assets, tangible or intangible, other than in the ordinary course of business, (v) make any material changes in its customary method of operation, including marketing, selling, and maintenance of business premises, fixtures, furniture, and equipment, (vi) modify, amend, or cancel any of its existing leases, or enter into any contracts, agreements, leases, or understandings other than in the ordinary course of business or enter into any loan agreements, (vii) alter or revise the accounting principles, practices or procedures applicable to the Business unless required by GAAP, or (viii) take any other action which would cause any of the representations and warranties made by the Seller in the Seller's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      6.3. Sales and Hospitality Taxes. Seller shall pay and be responsible for all sales and hospitality taxes owing in connection with the Business through noon on the Closing Date.

7.    Covenants of the Purchaser.

      7.1. Representations and Warranties. The Purchaser agrees that between the date of this Agreement and the Closing it will not take any action which would cause any of the representations and warranties made by it in the Purchaser's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      7.2. Personnel Matters. To the extent that current employees of the Business meet Purchaser's employment criteria, the Purchaser shall offer employment to all current employees of the Business at comparable salary and benefit levels as of the Closing Date. All employment and severance obligations regarding such employees for all periods prior to the Closing shall remain with the Seller and the Purchaser shall assume no responsibility for any such obligations.

                                      (21)

      7.3. Cooperation and Assistance. The Purchaser agrees to assist the Seller in the defense of any such claims by providing access to documents and making personnel available in connection with any such claims. The Purchaser shall also cooperate with the Seller in any future Internal Revenue Service audits or investigations conducted by other taxing authorities or with respect to any claims made against the Seller that related to actions occurring before the Closing Date, for which the Seller is legally responsible or for which the Seller is obligated to indemnify the Purchaser under this Agreement. In connection with any such cooperation under this
            Section 7.3, the Purchaser and the Seller shall only be entitled to recover from the other party hereto its out-of-pocket costs incurred, such as for travel and copying costs, it being understood that neither party shall be entitled to any per them consulting fees for the time involved of any of their personnel.

      7.4. Purchaser's Records. After the Closing, the Purchaser shall retain all financial records which relate to the Business including, without limitation, books, records, ledgers, files, documents, correspondence, computer discs, reports and similar documents of the Seller with respect to all transactions of the Seller relative to the Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Business. The Purchaser shall keep such records at its premises and shall make such financial records available for inspection by the Seller and the Seller's duly appointed representatives, upon reasonable notice for reasonable business purposes at all reasonable times during :normal business hours. After the Closing Date, none of such records will be destroyed by the Purchaser without prior written notice to the Seller to enable the Seller to take possession of or to make copies of such records, and this obligation of the Purchaser shall continue for as long as the Seller has any duty of indemnification or liability to the Purchaser under this Agreement.

      7.5. Sales and Hospitality Taxes. The Purchaser shall pay and be responsible for all sales and hospitality taxes owing in connection with the Business from and after noon on the Closing Date.

8. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Purchaser in writing, and the Seller shall use its best efforts to cause such conditions to be fulfilled:

      8.1. Representations and Warranties. Each of the representations and warranties of the Seller in the Seller's Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

      8.2. Performance of the Seller. The Seller shall have performed and complied in all material respects with all agreements, covenants, and conditions required by the Seller's Documents to be performed or complied with by them at or before the Closing.

                                      (22)

      8.3. Delivery of Bill of Sale. The Seller shall have delivered to the Purchaser the Bill of Sale as provided in Section 3.

      8.4. Delivery of Lease Termination Agreement. The Seller shall have delivered to the Purchaser the Lease Termination Agreement as provided in Section 3.

      8.5. Opinion of Counsel of the Seller. The Seller shall have delivered to the Purchaser an opinion of Doherty Rumble & Butler, counsel to the Seller, dated the Closing Date, in the form attached hereto as
            Exhibit 8.5.

      8.6. Certificate. The Purchaser shall have received a certificate executed by the Seller, dated the Closing Date, certifying, in such detail as the Purchaser may reasonably request, as to the fulfillment of the conditions set forth in Sections 8.1 and 8.2.

      8.7. Certified Resolutions. The Purchaser shall have received copies of resolutions of the Seller's Board of Directors, certified by the Secretary of the Seller, authorizing the execution, delivery and performance of the Agreement and the transactions contemplated hereby by the Seller and authorizing the signatory officers of the Seller to execute this Agreement.

      8.8.  Certificate  of Good Standing.  The Purchaser  shall have received a
            Certificate of Good Standing for each CRC and CBC dated not more than seven (7) days before the Closing Date from the Secretary of State of the State of Minnesota.

      8.9. Consents. The Seller shall have obtained or, to the reasonable satisfaction of the Purchaser obviated the need to obtain, all consents, approvals, or waivers from regulatory authorities and third parties necessary for the execution, delivery, and performance of the Seller's Documents and the transactions contemplated by the Seller's Documents, will without cost or other adverse consequences to the Seller. The Seller shall deliver a certificate, dated the Closing Date, stating that the Seller has received all authorizations, material consents, approvals and waivers required by this Section 8.9.

      8.10. Litigation. No action or proceeding shall be Tending or threatened before any court, tribunal, or governmental body, and, no claim or demand shall have been made against the Seller, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by the Seller's Documents, or which might materially affect the Business, which in the reasonably exercised opinion of the Purchaser makes it inadvisable to consummate such transactions.

      8.11. Title Insurance. The Purchaser shall have received a commitment of title insurance from the Escrow Agent showing that the interests of Seller being conveyed herein are free from all liens, security interests, judgments and encumbrances and further showing that Seller has not nor has allowed to be created any liens, security interests, judgments or encumbrances on the interest owned by the Landlord under the Lease. Purchaser shall also have received assurance from the Escrow Agent that the Escrow Agent will Issue an Owner's Policy of Title Insurance or an endorsement to the

                                      (23)
            existing Owner's Policy of Title Insurance in favor of the Purchaser in accordance with this Section 8.11.

      8.12. UCC Section. The Purchaser shall have received results reasonably satisfactory to the Purchaser of a search of the files of the Secretary of State and/or County of each state in which the Seller does business showing all filings under the Uniform Commercial Code (the "UCC') including liens or warrants for delinquent taxes, naming the Seller as a debtor or otherwise encumbering the Purchased Assets or the Business.

      8.13. Release of Liens. The Purchaser shall have received evidence (the "Release Evidence"), reasonably satisfactory to the Purchaser, of the termination of all loan agreements, security agreements and notes, the termination and release of all liens and security interests in collateral, and the termination of any UCC financing statements.

      8.14. Purchase Price Allocation. The Purchaser and the Seller shall have completed the Purchase Price Allocation described in Section 2.5.

      8.15. Mutual Release. The Seller and CPMJ shall have executed and delivered to the Purchaser the Mutual Release dated as of, the Closing Date as described in Section 3 which mutually releases the Purchaser, GC1 and the Seller from any obligations, rights, and claims as described in the Mutual Release arising out of or in connection with the Hotel Development Agreement, the Marketing Agreement and any other agreement entered into by the Seller (and
            CPMI), Purchaser and/or GCI relating to the Hinckley Hotel.

      8.16. Easement  Termination   Agreement.   CBC  shall  have  executed  and
            delivered to the Purchaser the Easement Termination Agreement as provided in Section 3.

9. Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Seller in writing, and the Purchaser shall use its best efforts to cause such conditions to be fulfilled:

      9.1. Representations and Warranties. The representations and warranties of the Purchaser in the Purchaser's Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

      9.2. Performance by the Purchaser. The Purchaser shall have performed and complied in all material respects with the agreements, covenants, and conditions required by the Purchaser's Documents to be performed or complied with by it at or before the Closing.

      9.3. Assumption and Liabilities; Purchase Price. The Purchaser shall have delivered the Assignment and Assumption Agreement as provided in
            Section  3 and,  if  possible,

                                      (24)
            shall have made the net closing adjustment payment required to be made by the Purchaser pursuant to Section 2.4.

      9.4. Opinion of Purchaser's Counsel. The Purchaser shall have delivered to the Seller an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to the Purchaser, dated the Closing Date, in the form attached hereto as Exhibit 9.4.

      9.5. Certificate. The Seller shall have received a certificate executed by the Purchaser, dated the Closing Date, certifying, in such detail as the Seller may reasonably request, as to the fulfillment of the conditions set forth in Sections 9.1 and 9.2.

      9.6. Certified Resolutions. The Seller shall have received copies of resolutions of the Purchaser, certified by the Purchaser, authorizing the execution, delivery and performance of the Agreement and the transactions contemplated hereby by the Purchaser, and authorizing the signatory officers of the Purchaser to execute this Agreement.

      9.7. Litigation. No action or proceeding shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against the Purchaser seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by the Purchaser's Documents, which in the reasonably exercised opinion of the Seller makes it inadvisable to consummate such transaction.

      9.8. Consents. The Purchaser shall have obtained or, to the reasonable satisfaction of the Seller obviated the need to obtain, all consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of the Purchaser's Documents and the transactions contemplated by the Purchaser's Documents, all without cost or other adverse consequences to the Seller. The Purchaser shall deliver a certificate, dated the Closing Date, stating that the Purchaser has received all necessary authorizations, material consents, approvals and waivers required by this Section 9.8.

      9.9. Mutual Release. The Purchaser shall have executed and delivered to the Seller the Mutual Release as described in Sections 3 and 8.15 above.

      9.10. Easement Termination Agreement. The Purchaser shall deliver the Easement Termination Agreement as provided in Section 3 executed by HHC.

10.   Closing Deliveries.

      10.1. Deliveries of the Seller. At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchaser the following:

            (a) The Bill of Sale conveying to the Purchaser the Purchased Assets free and clear of all claims except as disclosed hereunder.

                                      (25)

            (b) The Lease Termination Agreement terminating the Business Lease effective on the date and time of Closing.

            (c) The executed opinion of Doherty Rumble & Butler, counsel to the Seller, referred to in Section 8.5.

            (d) The certificate referred to in Section 8.6,1 duly executed by the Seller.

            (e)   The certified Board resolutions referred to in Section 8.4.

            (f)   Good Standing Certificates referred to in Section 8.8.

            (g)   Copies of the consents,  approvals,  or waivers referred to in
                  Section 8.9.

            (h)   The Release Evidence referred to in Section 8.13.

            (i)   The Mutual Release referred to in Section 8.15.

            (j)   The  Easement  Termination  Agreement  referred  to in Section
                  8.16.

      10.2. The Purchasers Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

            (a) The Closing Cash Purchase Price and net closing adjustment payment referred to in Sections 2.2 and 2.4.

            (b)   The  Assignment  and  Assumption  Agreement,  referred  to  in
                  Section 3, duly executed by the Purchaser.

            (c) The executed opinion of Oppenheimer Wolff & Donnelly LLP, counsel to the Purchaser, referred to in Section 9.4.

            (d) The certificate referred to in Section 9.5, duly executed by the Purchaser.

            (e)   Certified  resolutions of the Purchaser referred to in Section
                  9.6.

            (f)   Copies of the  consents,  approvals or waivers  referred to in
                  Section 9.8.

            (g)   The Mutual Release referred to in Section 9.9.

            (h)   The Easement  Termination  Agreement referred to in Section 9.
                  10.

            (i)   The insurance certificate referred to in Section 5.4.

            (j)   A Resale Certificate for the Inventory.

                                      (26)

11.   Restrictive Covenant.

      11.1. Noncompetition. The parties acknowledge that the Seller carries on the Business within a ten mile radius of Hinckley, Minnesota (the "Territory"), that a substantial portion of the value of the Purchased Assets and the Business being purchased is the goodwill the Seller has built up in the Territory and the ability of the Purchaser and the Purchaser's other subsidiaries to expand their operations within the Territory, and that the Purchaser would not be purchasing the Purchased Assets but for such goodwill and ability to expand. Accordingly, during the "Restricted Period" (as defined below), the Seller and its respective affiliates shall not without the prior written consent of the Purchaser (i) directly or indirectly, in any part of the Territory, engage or be interested in or carry on (whether as owner, partner, consultant, employee, agent, or otherwise) any business, activity, or enterprise which is similar to or competes with in any aspect of the Business; (ii) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within two years prior to the time of such employment, engagement, or offer thereof) an employee, sales representative, or agent of the Seller or the Purchaser relative, to the Business (as successor to the Business of the Seller); or (iii) directly or indirectly induce or influence any customer, supplier, or other person that has a business relationship with the Seller or the Purchaser relative to. the Business to discontinue or reduce the extent of such relationship with the Purchaser relative to the Business (as successor to the Business). As used herein, the "Restricted Period" shall mean the period expiring on the second anniversary of the date hereof. In addition, the Seller, and its affiliates shall never divulge to any third parties any trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, or other information concerning the Business that is competitively sensitive or confidential, unless such information is required to be disclosed by law, rule or regulation or by reason of subpoena, court order or government action; provided, however, that the Seller and its affiliates shall not disclose such information until they have given the Purchaser prompt notice of the requirement to disclose and the Purchaser, should it so desire, has had a reasonable opportunity to take any action designed to prevent such disclosure.

      11.2. Damage. Because a breach, or attempted or threatened breach, of this restrictive covenant will result in immediately and irreparable injury to the Purchaser for which the Purchaser will not have an adequate remedy at law, the Purchaser shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

      11.3. Investment. The provisions of Section 11.1 notwithstanding, the Seller or any affiliate of the Seller thereof may invest in a publicly held company, provided that such investment does not constitute more than five percent (5%) of the issued and outstanding securities of such company and any such person is strictly a passive investor without any direct or indirect involvement in the operations of the company.

                                      (27)

      11.4. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

      11.5. The Seller's Employees.

            (a) Offer of Employment. Seller's Employees relative to the Business who accept past service with the Seller for the purposes of determining their vesting in or eligibility for any employee plan, hospital, medical, dental or disability plan, vacation or sick leave, and life insurance benefits of the Purchaser. No credit shall be allowed for past service with the Seller relative to the Business in determining the amount of any financial benefit under such benefit plans

            (b) Severance Benefits. The Purchaser shall not have any obligation to make severance payments to any of the Seller's employee relative to the Business by virtue of such employees termination of employment with or by the Seller prior to or as of the Closing, or termination by the Purchaser subsequent to the Closing other than as specifically provided for in the benefit plans adopted by the Purchaser and specifically made applicable to such employees hired by the Purchaser.

            (c) Credit for Service with Seller. If any former employee hired by the Purchaser is given credit under this Agreement for service with the Seller, the service credited shall be determined solely with reference to data provided to the Purchaser by the Seller.

            (d) Seller's Employment Agreements. The Purchaser shall not have any responsibility or liability under any deferred compensation agreement or Plan, or any individual written agreement between the Seller and any of the Seller's employees relative, to the Business setting forth specific terms of employment duration or compensation, including, without limitation, any termination agreement, or any agreement for parachute payments within the meaning of Code Section 280G.

            (e) COBRA Requirements. The Seller shall be responsible for full compliance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and any costs, expenses, Claims, Liabilities, or obligations related thereto, as required by COBRA.

            (f) No Rights to Employment. Nothing, expressed or implied in this Agreement shall confer upon any of the Seller's, employees, beneficiaries, dependents, legal representatives or collective bargaining agents of such employees any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category.

                                      (28)

12. Brokers and Finders. Each party represents to the other that it has had no dealings with any broker or finder or similar person in connection with the transactions contemplated by this Agreement. Should any other claim be made for a broker's, finder's or similar fee, on account of any actions or dealings by a party or its agents, such party shall indemnify and hold the other party harmless from and against any and all liability and expenses, including reasonable attorneys' fees, incurred by reason of any claim made by such broker, finder, or similar person.

13.   Indemnification.

      13.1. Indemnification by the Seller. The Seller shall indemnify, defend, and hold harmless the Purchaser and its affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by the Seller in any of the Seller's Documents; (b) the Retained Liabilities; (c) any breach or nonfulfillment of any covenant or agreement made by the Seller in any of the Seller's Documents; (d) the claims of any broker, finder, or similar person engaged bit the Seller; (e) any customer claims for damaged or defective goods sold or services provided prior to the Closing except to the extent such goods may be returned, or services refunded, by the Purchaser to the manufacturer for credit of not less than 90% of the full purchase price paid to such manufacturer;
            (f) any claim by any federal, state or local taxing authority for taxes, interest, penalties, fees, assessments, duties and other similar governmental charges which arise from the operation of the Business by the Seller during any period or periods on or prior to noon on the Closing Date; (g) any Environmental Liabilities and Costs (as defined in Section 4.19) that are related in any way to the Seller's use, control, ownership or operation of the Business or the Purchased Assets, including, without limitation, any on-site or off-site activities of the Seller involving Hazardous Substances, Oils, Pollutants or Contaminants (as defined in Section 4.19), and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or were caused, in whole or in part during the period of time commencing on August 11, 1993 and continuing to and including noon on the Closing Date, whether or not the pollution or threat to human health or the environment or violation of any Environmental Laws (as defined in Section 4.19) is described in the Disclosure Schedule; and (h) without in any manner limiting the foregoing, Losses which arise from the operation of the Business, or from the ownership of the Purchased Assets by the Seller, during the period of time commencing on August 11, 1993 and continuing to and including noon on the Closing Date, except for those liabilities which constitute Assumed Liabilities, or other liabilities expressly assumed by the Purchaser hereunder.

      13.2. Indemnification by the Purchaser. The Purchase shall indemnify, defend, and hold harmless the Seller, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by the Purchaser in any of the Purchaser's Documents; (b) any breach or nonfulfillment of any covenant or

                                      (29)
            agreement made by the Purchaser in Purchaser's Documents; (c) the claims of any broker, finder, or similar person engaged by the Purchaser; (d) any failure to pay the Assumed Liabilities or other liabilities expressly assumed by the Purchaser hereunder; (e) without in any manner limiting the foregoing, any liabilities. or obligations of, or claims or causes of action against the Seller which arise from the operation of the Business by the Purchaser during any period or periods after noon on the Closing Date; (0 any customer claims for damaged or defective goods sold or services provided by the Purchaser after noon on the Closing Date, except such goods that were sold by Seller to Purchaser or services that included the provision of such goods; (g) any claim by any federal, state or local taxing authority for taxes, interest, penalties, fees, assessments, duties and other similar governmental charges which arise from the operation of the Business by the Purchaser after noon on the Closing Date; and (h) any Environmental Liabilities and Costs (as defined in Section 4. 19) that are related in any way to the Purchaser's use, control, ownership or operation of the Business or the Purchased Assets, including, without limitation, any on-site or off-site activities of the Purchaser involving Hazardous Substances, Oils, Pollutants or Contaminants (as defined in Section 4.19), and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or were caused solely after noon on the Closing Date.

      13.3. Further Provisions Regarding Indemnification.

            (a) Survival. Notwithstanding any examination or investigation made by or for any party, all representations, warranties, indemnities, covenants, and agreements made by the Seller in the Seller's Documents, and made by the Purchaser in the Purchaser's Documents, shall survive the Closing for a period of one (1) year from the Closing Date.

            (b) Limitations. Notwithstanding the foregoing, neither party shall be entitled to indemnification for Losses arising out of matters referred to in Sections 13.1 or 13.2, as applicable, unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, within two (2) years after the Closing Date; provided, however, that the foregoing limitation shall not apply with respect to the obligations of the Purchaser assumed in Section
                  2. 1(a), a breach of the representations and warranties contained in Section 4.1 (other than the last sentence thereof), 4.2, 4.8 and 4.19, and in Sections 5.1, 5.2 and 5.3, with respect to which sections respective statutes of limitation of applicable law shall apply, and with respect to breaches of the representations and warranties contained in
                  Section 4.7, such notice shall be given at any time prior to the expiration of the last federal or state statute of limitations relating to the tax liability discussed therein. Notwithstanding the foregoing, no Party shall be entitled to indemnification for any Losses arising out of matters referred to in Sections 13.1(a) through (e), 13.1(h), or 13.2(a) through (f) or 13.2(h), as applicable, unless and only to the extent that such Losses exceed $30,000 in the aggregate.

                                      (30)

            (c) Defense. If an indemnified party shall receive notice of a claim asserting Losses for which it is indemnified under this Agreement, it shall promptly notify the indemnifying party. The failure to notify the indemnifying party shall not relieve the indemnifying party from its indemnity obligation, except to the extent its defense of the action is actually prejudiced. The indemnifying party may, at its cost and expense, participate in the defense of such action and may assume the defense with counsel satisfactory, in the exercise of reasonable judgment, to the indemnified party. The indemnifying party may settle, compromise and pay any claim of or to any third party. If the indemnified party shall reasonably conclude that its interests in such action are materially different from those of the indemnifying party or that it may have defenses that are different from or in addition to those available to the indemnifying party, the indemnified party may call such matters to the attention of the indemnifying party, who shall use its best efforts to incorporate such concerns into the defense of such action. If the indemnified party still believes that its interests are not being protected in such action, it may use separate counsel to assert such matters, but at its sole cost an4 expense. If the indemnifying party shall assume the defense with counsel satisfactory to the indemnified party, the indemnifying party shall not be liable for any legal expenses subsequently incurred by the indemnified party. If the claim is one that cannot by its nature be defended solely by the indemnifying party, the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request.

14.   Termination.

      14.1. Termination Events. This Agreement may, by notice given on or before the Closing Date, in the manner hereinafter provided, be terminated and abandoned:

            (a) Material Default. By the Purchaser or the Seller if the other party materially defaults or breaches the Agreement with respect to the due and timely performance of any of such other party's covenants and agreements contained herein, or with respect to due compliance with any of such other party's representations and warranties contained herein, and such default shall have not been cured within ten (10) days after receipt of notice from the party alleging default specifying such default with particularity, unless the default is of a type which cannot be cured within ten (10) days after receipt of notice, in which case such other party shall have a reasonable time within which to cure such default.

            (b) Conditions Not Met. By the Purchaser if all of the conditions set forth in Section 8 shall not have been satisfied (or are incapable of being satisfied) on or before Closing or waived, by the Purchaser on or before such date; or by the Seller, if all of the conditions set forth in Section 9 shall not have been satisfied (or are incapable of being satisfied) by Closing or waived by the Seller on or before such date.

                                      (31)

            (c) Mutual Consent. By mutual consent of the of the Purchaser and the Seller.

            (d) Closing Not Occurred. By either the Purchaser or the Seller if the Closing shall not have occurred, through no fault of either party, on or before June 30, 1998 or such later date as may be agreed upon by the parties.

            (e) Effect of Termination. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise. If this Agreement is rightfully terminated pursuant to this Section 14, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 15.6.

            (f) Confidentiality. If this Agreement is terminated, the Purchaser will promptly return (or destroy, if requested by the Seller) any material which the Seller has furnished to the Purchaser, and the Purchaser agrees to take all reasonable steps to protect and maintain the confidential nature of any such information obtained by the Purchaser in its investigation of the Seller.

15.   Miscellaneous.

      15.1. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed, as follows:

            If to the Seller:

            Casino Resource Corporation
            707 Bienville Boulevard Ocean Springs, Mississippi 39564
            Attn: Ms.  Noreen Pollman
            Telephone No.: (228) 872-5558
            Facsimile No.: (228) 872-4456

            With copies to:

            Doherty, Rumble & Butler, Professional Association
            3500 Fifth Street Towers
            150 South Fifth Street
            Minneapolis, Minnesota 55402
            Attn: Andrew Tataryn, Esq.
            Telephone No.: (612) 343-5636
            Facsimile No.: (612) 340-5584

            If to the Purchaser:

            Corporate Commission of the
            Mille Lacs Band of Ojibwe Indians

                                      (32)

            HCR 67, Box 194 Onamia, MN 56359
            Attn: Commissioner of Corporate Affairs
            Telephone No.: (800) 626-5825, Ext.  5776
            Facsimile No.: (612) 449-5984

            With copies to:

            Oppenheimer Wolff & Donnelly LLP
            45 South Seventh Street
            Suite 3400 Minneapolis, NIN 55402
            Attn: James E.  Schatz, Esq.
            Telephone No.: (612) 607-7433
            Facsimile No.: (612) 607-7833

      15.2. Entire Agreement. This Agreement (which includes the schedules and exhibits) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements, oral or written, relating thereto. This Agreement can be amended, supplemented, or changed, and any provision, of this Agreement can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought.

      15.3. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that neither this Agreement nor any right or obligation under this Agreement may be assigned or transferred, except that Purchaser may assign this Agreement and its rights under this Agreement to any direct or indirect wholly-owned subsidiary of the Purchaser and to financial institutions providing the Financing.

      15.4. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      15.5. Other Discussions. Unless this Agreement shall have been terminated, the Seller shall not consider or entertain any offers for, or hold discussions with any person regarding, the acquisition of arty assets or capital stock of the Seller relative to the Business.

      15.6. Fees and Expenses, Sales Taxes. Whether or not the transactions contemplated by this Agreement are consummated, the parties shall pay their own respective expenses.

      15.7. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid, or unenforceable, and such illegality, invalidity, or unenforceability shall

                                      (33)
            have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      15.8. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Minnesota (without reference to its rules as to conflicts of law).

      15.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      15.10.Bulk Transfers. The parties waive compliance with the requirements of the bulk sales law of any applicable jurisdiction in connection with the sale of the Purchased Assets to the Purchaser.

      15.11.Waiver,   Discharge,  Etc.  This  Agreement  may  not  be  released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way he construed to waive any such provision, nor in any way to affect the validity. of this Agreement or any part thereof or the right of any party thereafter to; enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      15.12.Limited Waiver of Sovereign Immunity. The Purchaser hereby waives its sovereign immunity from suit to the extent, and only to the extent, stated in this Section 15.12. During the period that the Purchaser's obligations under this Agreement are in existence, the Purchaser consents to be sued, or named a party, by Seller in any action arising under or related to this Agreement and seeking to enforce a term or terms of this Agreement or seeking damages for the Purchaser's violation hereof, brought or pursued in the United
            States District Court for the District of Minnesota, the United States Court of Appeals for the Eighth Circuit and the United States Supreme Court jointly, the "Courts"); provided, however, that any award of damages against the Purchaser shall be collectible from or executable against only the undistributed or future income of the Purchaser and shall not be collectible from or executable against any other asset of the Purchaser. The Purchaser hereby agrees to submit to the jurisdiction of the Courts, waives any objection to the jurisdiction of the Courts and agrees riot to object to or contest such jurisdiction. The Seller and the Purchaser hereby agree to assert and argue that the Courts have jurisdiction over them in any action under or related to this Agreement. If the Seller in any way challenges the jurisdiction of the Courts in such an action, such challenge shall render the limited waiver of sovereign immunity provided for in this Section 15.12 ineffective with respect to the action in which the challenge occurs. In addition to the Courts, the Purchaser may be sued, or named, a party, in any action arising under or related to this Agreement or related to the Purchaser's related investment in the Company brought or pursued in the Court of Central Jurisdiction of the Mille Lacs Band of Qjibwe Indians. The limited waiver of sovereign immunity by the

                                      (34)

            Purchaser provided for in this Section 15.12 shall not be effective in any way relative to the Mille Lacs Band of Ojibwe Indians or any of its assets.


                  [Remainder of page intentionally left Blank]




                                      (35)

         IN WITNESS WHEREOF, the parties have duly executed tins Asset Purchase Agreement by their authorized representatives as of the date first above written.

PURCHASER:                         CORPORATE COMMISSION OF THE
                                   MILLE LACS BAND OF OJIWE INDIANS


                                   By: _________________________________________

                                   Its: ________________________________________

                                   Dated: June 29, 1998



SELLER:                            CASINO RESOURCE CORPORATION


                                   By: _________________________________________

                                   Its: ________________________________________

                                   Dated: June 29, 1998


                                   CASINO BUILDING CORPORATION

                                   By: _________________________________________

                                   Its: ________________________________________





                                      (36)

                                    SEE ANNEX

                           FOR EXHIBITS AND SCHEDULES

                                       TO

                            ASSET PURCHASE AGREEMENT